UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed, pursuant to the Twelfth Amendment (the "Amendment") to Second Amended and Restated Senior Revolving Credit Agreement (as amended, the "Credit Agreement") among Enesco Group, Inc. (the "Company"), certain borrowing subsidiaries of the Company, Bank of America, N.A. (as successor by merger to Fleet National Bank), as Agent, and certain lenders party thereto, the Company agreed to obtain by August 7, 2006 a binding written commitment for new financing that would result in the repayment of all Company obligations under the Credit Agreement. Although the Company is continuing to aggressively pursue new long-term debt financing, the Company has not yet obtained such a commitment, and such failure constitutes a default under the Credit Agreement.

On August 8, 2006, the Company received a notice (the "Notice") from the Agent stating that the Company’s failure to obtain such a commitment constituted a default under the Credit Agreement giving the Agent and the lenders the right to accelerate and demand payment in full at any time of the obligations owing under the Credit Agreement. A copy of the Notice is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

As of the date hereof, the Company owed the lenders approximately $49.9 million, including outstanding Letters of Credit, under the Credit Agreement. No demand has been received to date from the Agent or the lenders requesting immediate payment of the Company’s obligations under the Credit Agreement. The Agent and lenders have advised the Company that, although they are not committing to do so, they may consider making additional loans to the Company on terms and conditions acceptable to the Agent and lenders in their sole discretion, and they are not committing to waive the above-described default. Any failure to obtain additional loans under the Credit Agreement or otherwise could have a material adverse effect on the Company’s financial condition and results of operations, and any acceleration of indebtedness under the Credit Agreement could result in the Company’s inability to continue operating its business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Letter dated August 8, 2006 from Bank of America, N.A., as Agent and Lender, to the Company notifying the Company of events constituting a default under the Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

August 9, 2006	By:	Marie Meisenbach Graul

Name: Marie Meisenbach Graul
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter dated August 8, 2006 from Bank of America, N.A., as Agent and Lender, to the Company notifying the Company of events constituting a default under the Credit Agreement.